UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 8, 2015

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EL CAPITAN PRECIOUS METALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8390 Via de Ventura, Suite F-110, #215 Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(928) 515-1942

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2015, the Board of Directors of El Capitan Precious Metals, Inc. (the “Company”) approved the El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan enables the Board of Directors to grant to employees, directors, and consultants of the Company and its subsidiaries a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards and performance-based awards. The maximum number of shares of common stock that may be issued or awarded under the 2015 Plan is 15,000,000 shares.

Description of the 2015 Plan

The material features of the 2015 Plan are outlined below. The summary description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the 2015 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Eligibility. The Company’s employees, directors and consultants are eligible to participate in the 2015 Plan.

Administration. The 2015 Plan is administered by the Board of Directors, which may in turn delegate authority to administer the 2015 Plan to a committee. Subject to the terms of the 2015 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. The plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2015 Plan.

Shares Available for Awards. The aggregate number of shares of common stock reserved for issuance under the 2015 Plan will not exceed 15,000,000 shares.

If a stock option or a stock appreciation right granted under the 2015 Plan expires or is terminated or canceled unexercised as to any shares of common stock, such shares shall be added back to the 2015 Plan share reserve and shall be available again for issuance under the 2015 Plan. If the full number of shares subject to a performance share award other performance based-stock award (other than a stock option or stock appreciation right) is not issued by reason of failure to achieve maximum performance goals, the number of shares not issued shall be added back to the 2015 Plan share reserve and shall be available again for issuance under the 2015 Plan. If shares of common stock are issued as performance shares, restricted stock or pursuant to another stock award and thereafter are forfeited or reacquired by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased shall be added back to the 2015 Plan share reserve and shall be available again for issuance under the 2015 Plan. Shares withheld or deducted from an Incentive in satisfaction of tax withholding obligations on an incentive or as consideration for the exercise or purchase price of an Incentive will not be added back to the 2015 Plan share reserve and will not again become available for issuance under the 2015 Plan.

Types of Awards. Incentives under the 2015 Plan may be granted in any one or a combination of the following forms: incentive stock options and non-statutory stock options, stock appreciation rights, or stock appreciation right s; stock awards, restricted stock awards and restricted stock unit awards, performance share and performance cash awards, and other forms of incentives valued in whole or in part by reference to, or otherwise based on, the Company’s common stock, including the appreciation in value thereof.

Stock Options. Non-qualified and incentive stock options may be granted to eligible participants to purchase shares of common stock from the Company. The 2015 Plan confers on the Board of Directors the discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option, provided that the purchase price shall be not less than the fair market value of the common stock subject to the option on the date of grant.

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Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Board of Directors has the discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Board of Directors.

Restricted Stock and Restricted Stock Units. Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the participant as determined by the Board of Directors. The price at which restricted stock will be sold will be determined by the Board of Directors, and it may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2015 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares. The 2015 Plan also permit grants of restricted stock units, which are units that evidence the right to receive shares of common stock at a future date, subject to restrictions that may be imposed by the Board of Directors.

Performance Awards. The 2015 Plan allows us to grant cash and stock-based performance awards that may qualify as performance-based compensation, but such grants are subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (including the regulations promulgated thereunder, the “Code”). Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board of Directors, and/or, to the extent consistent with Section 162(m) of the Code, or the Board of Directors.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board of Directors will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Board of Directors will establish the performance goals, based upon one or more criteria, which we refer to as performance criteria, enumerated in the 2015 Plan.

Changes to Capital Structure. In the event of certain capitalization adjustments, the Board of Directors will appropriately adjust the class(es) and maximum number of securities subject to the 2015 Plan; and the shares of common stock issuable pursuant to any Incentive, the exercise price of any stock option or SAR, the performance goals for any Incentive, and other provisions of the 2015 Plan and outstanding incentives.

Corporate Transactions. In the event of a corporate transaction (as defined in the 2015 Plan), the Board of Directors may have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or consummation of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the Board of Directors at the time of grant:

•	arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to shareholders pursuant to the corporate transaction);
•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);
•	accelerate the vesting, in whole or in part, (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

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•	cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and
•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board of Directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise.

Change in Control. Incentives may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control (as defined in the 2015 Plan) as may be provided in an incentive agreement for such incentive, as may be provided in any other written agreement between the Company or any of its subsidiaries and the participant, or as may be determined by the Board of Directors in its sole discretion, but in the absence of such provision or determination, no such acceleration will occur.

Plan Amendments and Termination. The Board of Directors may amend, modify, suspend, discontinue or terminate the 2015 Plan at any time as it deems necessary or advisable; provided, however, any amendment or modification that requires the approval of the Company’s shareholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s shareholders. In general, however, no amendment, modification, suspension, discontinuance or termination of the 2015 Plan shall impair a participant’s rights under an outstanding incentive without his or her written consent.

Transferability of Incentives. Incentives granted under the 2015 Plan may not be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2015 Plan or the incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). However, stock options may be transferred by the holder thereof to such holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

Clawback Policy. Awards granted under the 2015 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, or other applicable law. In addition, the Board of Directors may impose other clawback, recovery or recoupment provisions in an award agreement as the Board of Directors determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of the Company’s common stock or other cash or property upon the occurrence of cause.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ John F. Stapleton
Date: October 14, 2015		Name: John F. Stapleton
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan

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